Exhibit 10.2

SERVICE CONTRACT

FOR

INFORMATION TECHNOLOGY AND RELATED SERVICES

THIS SERVICE CONTRACT FOR INFORMATION TECHNOLOGY AND RELATED SERVICES (this “Service Contract”) is entered into as of August 8, 2005 (the “Effective Date”) by and between General Motors Corporation (“Customer Contracting Party”), with offices at 200 Renaissance Center, Detroit, Michigan 48265-2000, and ProQuest Business Solutions Inc. (“Vendor Contracting Party”), with offices at 3900 Kinross Lakes Parkway, Richfield, Ohio 44286.

RECITALS

WHEREAS, Customer Contracting Party wishes to obtain from Vendor Contracting Party, and Vendor Contracting Party wishes to provide to Customer Contracting Party, certain information technology and related services;

WHEREAS, each of Customer Contracting Party and Vendor Contracting Party desires that the Terms and Conditions for Information Technology and Related Services (attached hereto as Exhibit 1.2) (collectively, the “Terms and Conditions”) be incorporated by reference into this Service Contract;

WHEREAS, the Terms and Conditions allow for the Parties (as defined in the Terms and Conditions) to enter into one or more Transaction Agreements (as defined in the Terms and Conditions) pursuant to this Service Contract, and the Parties may enter into one or more Transaction Agreements in order to further define the information technology and related services to be provided hereunder; and

WHEREAS, as set forth in the Terms and Conditions, this Service Contract, the Terms and Conditions and any Transaction Agreements, if any, entered into pursuant to this Service Contract are collectively referred to as the “I/T Agreement”;

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth below and in the Terms and Conditions, Customer Contracting Party and Vendor Contracting Party hereby agree as follows.

ARTICLE I. INTRODUCTORY PROVISIONS

1.1	Definitions.

Terms used in the I/T Agreement with initial capital letters shall have the respective meanings set forth herein or, if not set forth herein, in the Terms and Conditions (including the defined terms set forth therein) or, if not set forth in either of the foregoing, in Supplemental Glossary of Terms attached hereto as Exhibit 1.1.

1.2	Exhibits.

This Service Contract hereby incorporates by reference the following exhibits:

Exhibit 1.1	Glossary of Terms

Exhibit 1.2	Terms and Conditions

Exhibit 3	Services, including Statement of Work

Exhibit 3.5	Hardware and Software

Exhibit 3.6	Critical Systems

Exhibit 4	Service Level Credits

Exhibit 5	Pricing and Payment (Compensation/Payment)

Exhibit 7	Change Control Procedures

Exhibit 8	Data and Physical Security

Exhibit 9	Internal Controls

Exhibit 10.1	Insurance

Exhibit 10.5	Notices

1.3	Terms and Conditions.

Unless otherwise set forth in this Service Contract, Exhibit 1.2 sets forth the Terms and Conditions that are agreed upon by the Parties in connection with the execution of this Service Contract.

1.4	Transaction Agreements.

The Parties may enter into one or more Transaction Agreements pursuant to this Service Contract at the time this Service Contract is entered into or during the Term. No Transaction Agreements are being entered into as of the Effective Date of this Service Contract.

1.5	Hierarchy of Terms.

(1)	Terms and Conditions, Service Contract and Transaction Agreement. Section 1.3 of the Terms and Conditions sets forth the hierarchy among the Terms and Conditions, Service Contract and any Transaction Agreements.

(2)	Body of Agreements and Exhibits. In the event of any conflict between the terms of the body of either this Service Contract, the Terms and Conditions, or any Transaction Agreement, on the one hand, and the terms in any of the exhibits attached thereto (excluding Exhibit 1.2), on the other hand, the terms in the body of this Service Contract, the Terms and Conditions, or any such Transaction Agreement shall prevail.

1.6	Cross-References.

This Service Contract and any applicable Transaction Agreements may provide parenthetical cross-references to one or more provisions in the Terms and Conditions. These cross-references are provided for convenience of reference only.

ARTICLE II. TERM

2.1	Initial Term.

The Initial Term of this Service Contract shall commence on the Effective Date and shall continue for sixty (60) months after the Acceptance Date (as defined in Exhibit 5).

2.2	Renewal.

This Service Contract shall automatically be renewed for up to two successive Renewal Terms, each having a duration of one year, unless either party gives written notice to the contrary at least 180 days before the expiration of the Initial Term or any Renewal Term, however, this provision shall not apply after the expiration of the last Renewal Term. (See Terms and Conditions, Section 2.2).

ARTICLE III. SERVICES

3.1	Designated Services.

Exhibit 3 contains the Statement of Work describing the I/T and related Services, which Vendor Contracting Party shall provide to Customer Contracting Party under this Service Contract. Each Transaction Agreement, if any, shall set forth the Designated Services to be provided by Vendor Contracting Party pursuant to such Transaction Agreement. Vendor Contracting Party shall provide Supplemental Services, if any, as set forth in Section 4.2 of the Terms and Conditions.

3.2	Statement of Work, Specifications, Acceptance Criteria, Milestones.

The Statement of Work sets forth the applicable Specifications, Acceptance Criteria, and deliverable and payment milestones that Vendor Contracting Party must meet for each deliverable to be provided under this Service Contract. The Statement of Work shall also include the manner and location of delivery of such deliverables. The Statement of Work shall further include any assistance, integration, and support services to be provided by Vendor Contracting Party to third parties under the Service Contract.

3.3	Customer Contracting Party and Vendor Contracting Party.

For purposes of the I/T Agreement, unless otherwise expressly set forth in the I/T Agreement, the term “Vendor Contracting Party” shall mean only Vendor Contracting Party, and the term “Customer Contracting Party” shall mean only Customer Contracting Party. Customer Contracting Party is referred to in certain Exhibits to this Service Contract as the “Customer Contracting Party,” and Vendor Contracting Party is referred to in certain Exhibits as the “Vendor Contracting Party.”

3.4	Third Party Service Providers.

Subject to Section 6.1(1) of the Terms and Conditions, Customer Contracting Party may, now or in the future, use one or more third-party service providers to provide information technology and related services that relate to, interact with, or depend upon the Services. Vendor Contracting Party shall provide all reasonable cooperation to Customer Contracting Party and such third-party service providers in connection with the provision of such information technology and related services by such third-party service providers.

3.5	Hardware and Software.

(1)	Customer Contracting Party Hardware and Customer Contracting Party Software.

Exhibit 3.5, and/or any applicable Transaction Agreement, contains a list of the Customer Contracting Party Hardware, Customer Contracting Party Software (including audit software (See Terms and Conditions, Section 22.5)), and Customer Contracting Party Assets to be used in connection with the Services to be provided under this Service Contract and the terms under which, and the manner in which such Customer Contracting Party Hardware, Customer Contracting Party Software, and Customer Contracting Party Assets will be used (including, without limitation, whether any such Customer Contracting Party Hardware, Customer Contracting Party Software, or Customer Contracting Party Assets will be transferred or relocated). In addition to the requirements set forth in Section 15.1(2) of the Terms and Conditions, Customer Contracting Party shall be responsible for obtaining all rights necessary to permit use of such Customer Contracting Party Hardware, Customer Contracting Party Software, and Customer Contracting Party Assets in the manner contemplated herein or by the applicable Transaction Agreement. At Customer Contracting Party’s request, Vendor Contracting Party shall provide reasonable assistance to Customer Contracting Party in connection with obtaining such rights. (See Terms and Conditions, Section 13.3)

(2)	Vendor Contracting Party Hardware and Vendor Contracting Party Software.

Exhibit 3.5, and/or any applicable Transaction Agreement, contains a list of the Vendor Contracting Party Hardware and Vendor Contracting Party Software to be used in connection with the Services to be provided under this Service Contract and the terms under which, and the manner in which such Vendor Contracting Party Hardware and Vendor Contracting Party Software will be used (including, without limitation, whether any such Vendor Contracting Party Hardware or Vendor Contracting Party Software will be transferred or relocated. In addition to the requirements set forth in Section 15.1(1) of the Terms and Conditions, Vendor Contracting Party shall be responsible for obtaining all rights necessary to permit use of such Vendor Contracting Party Hardware and Vendor Contracting Party Software in the manner contemplated herein or by the applicable Transaction Agreement. At Vendor Contracting Party’s request, Customer Contracting Party shall provide reasonable assistance to Vendor Contracting Party in connection with obtaining such rights.

(3)	Communications Services.

The Statement of Work specifies the communications lines and associated services which Vendor Contracting Party is to use to provide the Services.

3.6	Critical Systems.

Exhibit 3.6 contains a description of Critical Systems relevant to this Service Contract (See Terms and Conditions Sections 1.1(1)(c) and 10.2). Exhibit 3.6 also specifies any time periods within which Vendor Contracting Party must restore such Critical Systems pursuant to Sections 10.2, 17.1, 17.2, and 25.3(3) of the Terms and Conditions.

3.7	Transition Plan.

In addition to the obligations set forth in Article IX of the Terms and Conditions, each of the parties shall cooperate fully with the other to effectuate an orderly, effective transition of responsibilities for the applicable Services to Vendor Contracting Party, including the execution of such agency letters, consents, and other documentation and assistance as may be required to effectuate the transition of the appropriate Customer Contracting Party operations to Vendor Contracting Party. During Transition Periods under the I/T Agreement, Customer Contracting Party shall provide Vendor Contracting Party with reasonable access to the applicable Customer Contracting Party Sites for the purpose of enabling Vendor Contracting Party to observe Customer Contracting Party’s affected operations and assess the measures that will be necessary to effectuate an orderly, effective transition of responsibility for the applicable Services to Vendor Contracting Party.

ARTICLE IV. SERVICE LEVELS

4.1	Service Levels.

Exhibit 4 sets forth the Service Levels applicable to this Service Contract. Each Transaction Agreement may include a separate Service Level Exhibit for Service Levels applicable thereto.

4.2	Remedies.

Except as otherwise expressly set forth in any applicable Transaction Agreement, Customer Contracting Party’s remedies for Vendor Contracting Party’s failure to meet any of the Service Levels or to otherwise provide the Services in accordance with the I/T Agreement shall include the option of requiring Vendor Contracting Party, at no cost to Customer Contracting Party, to re-perform the applicable Services to the extent necessary to correct such failure. The Direct Damages Cap shall not limit the payment of any Service Level Credits and the amounts of any such Service Level Credits shall not be included in the determination of the aggregate amount of damages allowed under the Direct Damages Cap.

4.3	Notification of Problems.

Vendor Contracting Party shall provide to Customer Contracting Party written notice of any acts or omissions (whether by Customer Contracting Party, Vendor Contracting Party or any third party), any failure by Customer Contracting Party to perform any of Customer Contracting Party’s obligations under the I/T Agreement and any other events that may affect Vendor Contracting Party’s performance of Vendor Contracting Party’s obligations under the I/T Agreement or that may excuse Vendor Contracting Party’s failure to perform Vendor Contracting Party’s obligations. Vendor Contracting Party shall provide such written notice within seven (7) days after Vendor Contracting Party first knew or should have known of such acts, omissions, failures by Customer Contracting Party or other events. Such written notice shall describe in reasonable detail such acts, omissions, failures by Customer Contracting Party or other events and the manner in which the foregoing may affect Vendor Contracting Party’s performance or may excuse Vendor Contracting Party’s failure to perform its obligations. Any such acts, omissions, failures by Customer Contracting Party or events for which Vendor Contracting Party does not provide written notice as set forth in this Section 4.3 shall not under any circumstances serve as the basis for excusing Vendor Contracting Party’s failure to perform its obligations under the I/T Agreement. Any such acts, omissions, failures by Customer Contracting Party or events for which Vendor Contracting Party does provide written notice as set forth in this Section 4.3 shall not automatically excuse any failure by Vendor Contracting Party to perform its obligations under the I/T Agreement. Vendor Contracting Party shall have the burden of demonstrating that the I/T Agreement allows for any such acts, omissions, failures by Customer Contracting Party or other events for which Vendor Contracting Party provided written notice as set forth above to excuse any such failure by Vendor Contracting Party and, if Vendor Contracting Party demonstrates the foregoing, such failure by Vendor Contracting Party shall be excused only to the extent such failure is caused by the foregoing in the manner described in such written notice. Any dispute regarding whether, and to what extent, any such failure by Vendor Contracting Party is excused by the foregoing shall be resolved according to the dispute resolution procedures set forth in Article XXIV of the Terms and Conditions.

ARTICLE V. PAYMENT

5.1	Charges, Pricing Methodology, Pricing Detail.

Exhibit 5 sets forth the Charges, pricing methodologies, and pricing detail applicable to the Services described in Exhibit 3. The Transaction Agreements, if any, shall set forth all Charges, pricing methodologies, and required pricing detail applicable to the Services to be provided pursuant to such Transaction Agreements. Such pricing detail shall include Customer Contracting Party’s required format for detailed price, delivery, cost to Customer Contracting Party and utilization information. Vendor Contracting Party shall invoice, and Customer Contracting Party shall pay, all Charges in United States dollars. (See Terms and Conditions, Sections 18.1, 18.2 and 18.3)

5.2	Charges for Renewal Terms.

Charges for any Renewal Terms shall be agreed upon at least 270 days prior to any such Renewal Term. In the event the Parties are unable to agree to Charges for any Renewal Term, the then-current Charges shall apply.

5.3	Taxes.

The Charges as set forth in the Exhibits hereto do not include any sales, use, service, or similar taxes that may be levied on the Vendor Contracting Party’s products or services as provided pursuant to the Agreement. Vendor Contracting Party shall include, as a separate charge and not embedded in its pricing, such taxes in its invoices to Customer Contracting Party. Furthermore, Vendor Contracting Party shall, prior to delivery of the applicable services, submit its proposal to Customer Contracting Party, clearly marked as “Customer Contracting Party TAX STAFF REVIEW REQUIRED,” in the event Vendor Contracting Party proposes that Customer Contracting Party take responsibility for such taxes (other than taxes imposed under U.S. tax laws) to the extent applicable to products or services performed or used outside the U.S. Vendor Contracting Party acknowledges that such Customer Contracting Party tax review is required prior to any acceptance by Customer Contracting Party of responsibility for such taxes. (See Terms and Conditions, Section 20.3.)

ARTICLE VI. STAFFING

6.1	Vendor Contracting Party Contract Manager.

The Vendor Contracting Party Contract Manager is Stan Politowicz (See Terms and Conditions, Section 12.1).

6.2	Key Employees.

Vendor Contracting Party and Customer Contracting Party shall designate Key Employees in the manner set forth in Section 12.2 of the Terms and Conditions. The number of Key Employees under this Service Contract shall be three (3), Stan Politowicz, Milton Revmatas and Achour Abad.

6.3	Competitive Processes. – Not Applicable.

Exhibit 6 contains a list of those parts of the Services that constitute a Competitive Process. (See Terms and Conditions, Section 12.2(6))

6.4	Employee Transfer.

(1)	Employment Opportunity. Within sixty (60) days after the Effective Date of this Service Contract, Customer Contracting Party shall identify any employees of Customer Contracting Party and its third-party service providers, if any, that Vendor Contracting Party may consider for employment, subject to any restrictions on Customer Contracting Party with respect thereto. Vendor Contracting Party shall interview any such employees that Vendor Contracting Party determines to be desirable candidates within thirty (30) days after the date that such employees are identified by Customer Contracting Party. Within ten (10) days after completion of such interviews, Vendor Contracting Party shall issue written offers of employment to each of such employees that it deems appropriate to hire.

(2)	Other Considerations. Each of such employees of Customer Contracting Party and its third-party service providers, if any, who accept employment with Vendor Contracting

Party shall become employees of Vendor Contracting Party and shall serve under the exclusive direction and control of Vendor Contracting Party, and shall not be deemed to be employees or agents of Customer Contracting Party or its third-party service providers. Vendor Contracting Party shall be solely responsible for, and shall hold Customer Contracting Party harmless for, paying all such employees’ compensation attributable to their employment with Vendor Contracting Party, including wages, benefits, taxes, worker’s compensation, disability and other insurance, and for withholding or deducting such items, to the extent required by applicable law.

(3)	No Third-Party Beneficiaries. This Service Contract is intended to be an arrangement between Vendor Contracting Party and Customer Contracting Party and is not entered into for the individual benefit of any employees of Customer Contracting Party or its third-party service providers, if any, and none of such employees shall be deemed to be a third-party beneficiary of this Service Contract.

ARTICLE VII. CHANGE CONTROL PROCEDURES

7.1	Change Control Procedures.

Customer Contracting Party reserves the right at any time to direct Changes, or cause Vendor Contracting Party to make Changes to the Services or to otherwise change the scope of the work covered by this Service Contract and Vendor Contracting Party agrees to promptly make such Changes. Any difference in time for performance resulting from such Changes shall be equitably adjusted by Customer Contracting Party after receipt of documentation in such form and detail as Customer Contracting Party may reasonably direct. (See Terms and Conditions, Section 11.2.)

7.2	Modification to Change Control Procedures.

Vendor Contracting Party shall submit its Change Control Procedures to Customer Contracting Party as set forth in Exhibit 7. Upon Customer Contracting Party’s acceptance of such Change Control Procedures, such Change Control Procedures shall take precedence over any conflicting provisions in Section 7.1 hereof. Any such accepted change Control Procedures shall preferably be incorporated herein as Exhibit 7.

7.3	Price Change Pursuant to Change Requests.

If either Party proposes a Change hereunder pursuant to the Change Control Procedures, the impact of such Change shall be determined in the manner set forth below.

(1)	Existing Resources. To the extent the proposed Change can be reasonably accommodated within the specified existing level of resources, not including overtime work, then being used by Vendor Contracting Party in performing its obligations hereunder, and without degradation of Vendor Contracting Party’s compliance with all applicable performance requirements, the Charges payable by Customer Contracting Party under the I/T Agreement shall not be increased. To the extent a Change proposed by either Party will reduce Vendor Contracting Party’s cost to fully perform its obligations hereunder, the Charges payable by Customer Contracting Party under the I/T Agreement shall be equitably adjusted to reflect such projected cost savings.

(2)

Price Resolution. To the extent the proposed Change is not subject to sub-section (1) above, the Parties will attempt in good faith to negotiate a fixed price for the proposed Change. If the Parties are unable to negotiate a fixed price, then Vendor Contracting Party shall quote Customer Contracting Party a charge for such Change equal to Vendor Contracting Party’s incremental direct cost of providing such Change plus a profit margin equal to two percent (2%) less than Vendor Contracting Party’s annual operating margin as reported in its most recent Annual Report. Vendor Contracting Party shall include with its quote the information used by Vendor Contracting Party to determine its incremental costs and the appropriate profit margin.

7.4	Vendor Contracting Party’s Response.

Vendor Contracting Party shall respond promptly to all Change Requests made by Customer Contracting Party pursuant to the Change Control Procedures. Vendor Contracting Party shall use reasonable efforts to comply with any deadlines or similar time periods specified in any such Change Requests.

ARTICLE VIII. DATA AND PHYSICAL SECURITY

8.1	Data Security.

Vendor Contracting Party shall establish and maintain safeguards against the destruction, loss, alteration, or unauthorized disclosure of the Customer Contracting Party Data in the possession of Vendor Contracting Party or Vendor Contracting Party Agents in accordance with Customer Contracting Party’s security standards set forth in Exhibit 8. (See Terms and Conditions, Sections 16.3 and 16.5)

8.2	Security Procedures.

Vendor Contracting Party shall maintain and enforce data and physical security standards and procedures at each of the Sites in accordance with the standards and procedures set forth in Exhibit 8. (See Terms and Conditions, Section 16.5)

8.3	Personal Information.

(1)	In addition to the obligations otherwise set forth in the Agreement, Vendor Contracting Party shall be responsible to protect, and to ensure all Vendor Contracting Party Agents protect, Personal Information in the manner set forth in Exhibit 8. Notwithstanding any provision to the contrary in the Agreement, Vendor Contracting Party shall not provide Personal Information in any form to any third party (including any Vendor Contracting Party Agent) without Customer Contracting Party’s prior written consent.

(2)	Section 16.1 of the Terms and Conditions is hereby replaced in its entirety with the following:

“16.1 All data and information submitted by or on behalf of Customer Contracting Party to Vendor Contracting Party or otherwise in Vendor Contracting Party’s possession or accessible by Vendor Contracting Party pursuant to provision of the Services, including without limitation all Personal Information (“Customer Contracting Party Data”), are and shall remain the property of Customer Contracting Party or applicable third parties. The Customer Contracting Party Data shall not be: (i) used by Vendor Contracting Party or any Vendor Contracting Party Agent other than in connection with providing the Services, including distribution by Vendor Contracting Party as further described in the Exhibits to this Service Contract; (ii) disclosed, sold, assigned, leased or otherwise provided to third parties other than Customer Contracting Party Dealers and Customer Contracting Party-authorized Non-Dealers as contemplated by the Exhibits to this Service Contract or to anyone not having a specific need to know of the information for providing the Services; or (iii) commercially exploited by or on behalf of Vendor Contracting Party or any

Vendor Contracting Party Agent, except to the extent contemplated in the Exhibits to this Service Contract.

“Personal Information” means any individually identifiable information from or about a living individual (“Data Subject”) who can be identified from that information, or information, when associated with other information in the hands of or available to, Vendor Contracting Party, including, but not limited to (a) first & last name; (b) a home address or other physical address, including street name and name of city or town; (c) an email address or other online contact information (e.g., instant messaging user identifier); (d) a telephone number; (e) a social security number or other government-issues personal identifier such as a tax identification number; (f) an Internet Protocol address; (g) a persistent identifier (e.g., a unique customer number in a cookie); and (h) any other information that is combined with any of the above.”

(3)	The following subsections of Section 16.6(3) of the Terms and Conditions are hereby replaced in their entirety with the following:

“(b)	such Confidential Information is or becomes publicly known (other than through unauthorized disclosure by the Receiving Party and provided further that this exclusion does not apply to Personal Information);

(f)	the Receiving Party is required to do so pursuant to an order of a court of competent jurisdiction, administrative agency, or governmental body, or by subpoena, summons, or other legal process, or by law, rule or regulation, or by applicable regulatory or professional standard, provided that before such disclosure by Receiving Party, Receiving Party gives Disclosing Party reasonable notice of such order or required disclosure and an opportunity to object to disclosure;

(4)	The following new subsection 16.6(3)(h) is hereby added to Section 16.6(3):

(h)	such Confidential Information is disclosed by Receiving Party in connection with any judicial or other proceeding involving Disclosing Party and Receiving Party (or any partners, principals of employees of Receiving Party (whether or not such proceeding involved any third parties) relating to Services that Receiving Party provides pursuant to the I/T Agreement to the extent such disclosure is reasonably necessary in connection with such proceeding.”

ARTICLE IX. REPORTS AND MEETINGS

9.1	Performance and Status Reports.

The Statement of Work specifies the reports and system availability statistics to be provided by Vendor Contracting Party pursuant to Section 10.3 of the Terms and Conditions. Vendor Contracting Party shall provide such reports in the manner and format, and according to the schedules, set forth in the Statement of Work.

9.2	Meetings.

At the frequency set forth in the Statement of Work, Customer Contracting Party Contract Manager and Vendor Contracting Party Contract Manager and their respective designees, shall meet at a location designated by Customer Contracting Party or, at Customer Contracting Party’s

option, shall conduct a telephone conference call, to discuss the Parties’ performance of their respective obligations under the I/T Agreement.

9.3	Internal Controls.

If the Services or Systems under the I/T Agreement include either (i) an application that directly contribute to Customer Contracting Party’s financial reporting obligations under rules and regulations of the United States Securities and Exchange Commission (“Application”) or (ii) infrastructure (including without limitation, data centers) or networks supporting an Application, Vendor Contracting Party will cooperate and work with Customer Contracting Party and Customer Contracting Party’s auditors as reasonably requested by Customer Contracting Party in order to provide the necessary information to which Vendor Contracting Party has lawful access, or within Vendor Contracting Party possession, that Customer Contracting Party requires for its compliance obligations under the Sarbanes-Oxley Act of 2002, and otherwise support Customer Contracting Party’s financial reporting obligations in the manner set forth in Exhibit 9.

ARTICLE X. MISCELLANEOUS

10.1	Insurance.

(1)	Types and Amount. During the Term, Vendor Contracting Party will maintain policies of insurance in the types and amounts set forth in Exhibit 10.1.

(2)	Reputable Insurers. All insurance policies will be issued by reputable insurance companies rated “A” or better by A.M. Best. If such policies do not contain a separation of insured’s provision, they will be endorsed to provide cross-liability coverage.

(3)	Subcontractors. Vendor Contracting Party will include all subcontractors employed by it as additional insured’s under its policies or will cause each subcontractor to purchase and maintain insurance of the type specified above and listing Customer Contracting Party as an additional insured. When requested by Customer Contracting Party, Vendor Contracting Party will furnish copies of certificates of insurance evidencing coverage for each subcontractor.

10.2	Third Party Agreements. – Not Applicable.

Exhibit 10.2 identifies the Third Party Agreements relevant to this I/T Agreement. Exhibit 10.2 specifies whether any such Third Party Agreements are Vendor Contracting Party Administered Agreements and, if so, whether Customer Contracting Party or Vendor Contracting Party will be financially responsible for such Vendor Contracting Party Administered Agreements. (See Terms and Conditions, Article VIII)

10.3	Substantial Change in Volume.

The following is the volume percentage applicable to Section 23.1 of the Terms and Conditions: None

10.4	Direct Damages Cap.

The following are additional amounts, if any, applicable to the Direct Damages Cap: None

(See Terms and Conditions, Section 29.6.)

10.5	Notices.

(1)	All notices, requests, consents and other communications required or permitted under the I/T Agreement shall be addressed as set forth in Exhibit 10.5.

(2)	Vendor Contracting Party shall notify the Customer Contracting Party Contract Manager in writing at least ninety days prior to the termination or expiration of any license or lease relating to the Services or of the Services or any portion thereof. Such notice shall include the details of such termination or expiration, a reasonable description of the options for renewal and, to the extent Vendor Contracting Party knows, should have known, or reasonably can anticipate, a description of the potential impact of such termination or expiration on Customer Contracting Party’s business environment.

10.6	Governing Law.

The I/T Agreement shall be interpreted in accordance with, and governed by, the laws of the United States of America and the State of Michigan. (See Terms and Conditions, Section 31.10.) Each Party hereby consents to the exclusive jurisdiction of the state and federal courts located in the State of Michigan.

10.7	Expenses.

Notwithstanding Section 18.2(2) of the Terms and Conditions, Vendor Contracting Party acknowledges and agrees that any and all travel and other expenses associated with Vendor Contracting Party’s performance of the Services set forth in Exhibit 3 are included in the Charges.

10.8	Software Ownership.

“Developed Software” includes only the Graphical User Interface, including the visual screen layout (embodying the “look and feel” of the user interface) and the right to duplicate how the Graphical User Interface relates to the Licensed Software (which is Vendor’s EPC application, as further described in Exhibit 3) (the “GUI”). Customer acknowledges and agrees that the Developed Software does not include any source code for the GUI, which remains the property of Vendor and which Vendor may use in developing other products, including products for other vehicle manufacturers.

Vendor will develop and provide to Customer a product requirements document (“PRD”) and a functional specifications document (“FSD”) in connection with the development of the software to be delivered to Customer as further described in Exhibit 3. The PRD and FSD will describe the development of the GUI and the Licensed Software for deployment by Customer, but will not include any reference to source code. The PRD and FSD will also be Developed Software. Vendor will not include any proprietary markings, logos or other references on the GUI without the prior written consent of Customer.

To the extent “Vendor Proprietary Software” would include Vendor’s core EPC application, and except as provided for in the Software License Agreement, Vendor will have no obligation to provide any source code or other Vendor proprietary information for such core application. Notwithstanding any provision of the Terms and Conditions, Customer acknowledges and agrees that except for the GUI, the PRD, and the FSD (as defined above), none of the software or other materials being developed under the Service Contract will be owned by Customer.

As contemplated in Section 3 of the Statement of Work, Customer has the right to license, distribute and provide access to the EPC application in the United States and Canada, except for use by GM dealership parts departments who will subscribe directly with Vendor for the EPC application.

10.9	Noncontravention.

Customer Contracting Party and Vendor Contracting Party hereby represent and warrant that the execution and the delivery of this Agreement will not conflict with, result in a breach of, or constitute a default under any contract or agreement to which either party, as appropriate, is a party.

*  *  *  *  *

IN WITNESS WHEREOF, this Service Contract has been executed by the Parties as of the Effective Date.

PROQUEST BUSINESS SOLUTIONS INC.		GENERAL MOTORS COPORATION

By:	/s/ Andrew H. Wyszkowski	By:	/s/ Thomas E. Kohler

(Print):	Andrew H. Wyszkowski	(Print):	Thomas E. Kohler

Title:	President	Title:	IS&S WWP Manager

Date:	August 8, 2005	Date:	August 10, 2005

3:11 PM

GM SPO

EPC NA

Compensation/Payment

July     , 2005

Exhibit 5.0

Web/CD/DVD Service Parts Catalog

Exhibit 5.0 - Pricing Compensation Payment

CLE - 900576.2

1.0    General Provisions

1.1	General

This Exhibit 5.0 Compensation/Payment provisions (the “Exhibit”) is an Exhibit to that certain Service Contract made to be effective as of the Effective Date between Seller and GM.

This Exhibit describes the methodology for calculating the Pricing and Payments related to the Services being provided pursuant to the Service Contract. The monthly payments to GM described in Section 2.0 and any other payment provisions set forth in this Exhibit compensate GM for the resources of GM used by the Seller in providing the Services and are valid for all seats licensed by Seller to GM Dealers and other GM-authorized users of the EPC during the Term.

1.2	Definitions

Terms used herein with initial capital letters shall have the respective meanings set forth in SOW Exhibit 3.0 and Exhibit 1.1 Glossary of Terms. Terms used herein with initial capital letters but not otherwise defined in SOW Exhibit 3.0 to the Statement of Work shall have the respective meanings set forth in the Agreement, other exhibits thereto, and as follows:

•	Dealer parts specifier – GM Dealership parts department employee
•	Non-Dealer Subscriber [Licensee?] – GM Fleet owners, ACDelco DDG and other persons or entities authorized by GM SPO engineering to receive the EPC
•	GM employee casual user – periodic user of EPC who requires catalog access via Socrates (Intranet)
•	GM employee expert user – regular/frequent user of EPC who requires catalog access via DVD and Web

1.3	Currencies

All Charges shall be in local country currency as reflected in this Exhibit and its Attachments. In case of dispute, The General Motors Corporate Currency Policy shall apply.

2.0    Monthly Payments

2.1        The pricing terms reflect that Seller will charge and collect subscription/usage fees from GM Dealers and Non-Dealer Subscribers, subject to certain Caps (as defined below), in order to compensate Seller for its development, maintenance, distribution and support of the new GMNA EPC (the “new EPC”) and that Seller will pay License Fees to compensate GM for the GM resources used by Seller to provide the Services (including GM SPO parts and service information). This Exhibit also changes the fees now payable by Seller to GM in respect of GM data used by Seller in its current GM EPC (the “legacy EPC”).

The Pricing and Payment terms (including both the new EPC and the change in the fee for the legacy EPC) will apply after the Acceptance Date, which is the date that Services delivered by the Seller have been accepted by GM and the new EPC has been deployed. With respect to any agreement that Seller may enter into with a GM Dealer between the Effective Date and the Acceptance Date, if such an agreement provides for monthly EPC subscription/usage fees in excess of the Caps, Seller agrees to include in such agreements an offer to reduce the pricing effective automatically upon the Acceptance Date to the maximum prices described in Section 2.5.4 of this Exhibit.

1

Web/CD/DVD Service Parts Catalog	GM Confidential
CLE - 896895.4

Seller bears the risk that the underlying operational and financial assumptions associated with its payment to GM may prove to be incorrect or incomplete, and Seller shall not be entitled to adjust its payment or any other terms of the Agreement if such assumptions prove to be wrong.

2.2        Monthly Payments of License Fees will be made as provided in Section 3.0 of this Exhibit. The first Monthly Payment of License Fees to GM under this Exhibit will be due in the month following the Acceptance Date.

2.3        Seller’s License Fees payable to GM for the new EPC are based upon Seller subscription/usage charges to EPC users for certain products and services as described further below.

2.4        The License Fees assume a non-exclusive license of GM parts and service data to Seller for publication in an electronic parts catalog application. GM warrants and agrees that each of the License Fees, charges, terms, warranties, or benefits granted to GM pursuant to this Agreement are comparable to or better than the equivalent License Fee, charge, term, warranty, or benefit being offered by GM to any similar customer, publisher/provider of an electronic parts catalog application or recipient of parts and service data of GM for a product with substantially the same scope, functionality and services as Seller’s electronic parts catalog. If GM shall enter into arrangements with any similar customer, publisher/provider of an electronic parts catalog application or recipient of parts and service data of GM providing for more favorable License Fees, charges, terms, warranties, or benefits, then this Agreement shall thereupon be deemed amended to incorporate the more favorable License Fees, charges, terms, warranties, or benefits, and GM shall immediately notify Seller of such more favorable License Fees, charges, terms, warranties, or benefits.

2.5        GM DEALERS:

2.5.1     Dealer Licenses. Seller intends to charge GM Dealers a subscription (license) fee for use of the new EPC. Seller may offer tiered pricing for GM Dealers that subscribe for multiple seats at a single dealer location, with a single Dealer Code. Seller’s charge to GM Dealers for each seat (workstation) will not exceed the following amounts (collectively, the “Caps”):

Seats 1-2	Not to exceed $* (as adjusted) per seat per month
Seats 3-20	Not to exceed $* (as adjusted) per seat per month
Seats 21+	Not to exceed $* (as adjusted) per seat per month

CONFIDENTIAL TREATMENT REQUESTED

The tiers and Caps for multiple-seat licenses may be adjusted from time to time when pricing is adjusted as provided below.

2.5.2     Seller-Authorized Distributors. GM acknowledges that in addition to direct licensing of of its EPCs, Seller distributes EPCs through The Reynolds and Reynolds Company. GM further acknowledges that Seller will inform such third-party distributor of the Caps, but that the third-party distributor determines end user pricing in its absolute discretion and Seller cannot impose the Caps on the third-party distributor.

* CONFIDENTIAL TREATMENT REQUESTED

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2.5.3        Migration Plan. All current Seller customers (GM Dealers and Non-Dealers Users) will be offered the opportunity to receive the new EPC as soon as practicable after the Acceptance Date even though their current agreements for the legacy EPC have not then expired. For any Seller customer that elects to receive the new EPC shall, Seller will deliver the new EPC as an “upgrade” under the customer’s existing agreement, which will continue in effect according to its terms (including then-current payment terms) until its scheduled expiration. Seller shall also offer the new EPC to its distributor as soon as practicable after the Acceptance Date, but the third party distributor can determine, in its sole discretion, whether and on what terms to distribute the new EPC.

Upon the schedule expiration of agreements in effect between Seller and its customers as of the Acceptance Date, Seller will offer such customers the opportunity to license the new EPC subject to price terms consistent with the Caps in this Exhibit.

Upon the Acceptance Date, Seller will offer to provide the new EPC to GM Dealers that then use an electronic parts catalog solution other than a ProQuest EPC. If any such GM Dealer chooses to accept the new EPC, Seller agrees that such GM Dealer may use the new EPC without charge (but otherwise subject to the terms and conditions of a license/subscription agreement) until the scheduled expiration of such GM Dealer’s then-current contract for the other electronic parts catalog solution. The offer to license the new EPC would not relieve GM Dealers of their obligations under agreements for other EPC solutions, and such GM Dealers would be expected to continue making payments under any such agreements until they expire or are otherwise terminated as permitted in the agreements. Seller’s obligation to supply the new EPC without charge under the circumstances described in this paragraph will not continue for any GM Dealer beyond the scheduled expiration of its agreement for an alternative EPC solutions that is in effect on the Acceptance Date. If, at such time, the GM Dealer chooses not to enter into a license/subscription agreement with Seller or a Seller-authorized distributor to continue to receive the new EPC, Seller shall have no further obligation to supply the EPC or any updates or services to such GM Dealer.

2.5.4        Royalty Summary:

From the defective Date of this Agreement through the Acceptance Date, Seller will pay GM a License Fee in accordance with the terms of Seller’s existing Electronic Catalog Data License Agreement with GM as follows:

DEALER INSTALLATION	USER FEE/YEAR

ELECTRONIC PARTS CATALOG SYSTEM(S)

DOMESTIC AND CANADA	$*
INTERNATIONAL AND MEXICO	$*

Effective from and after the Acceptance Date, Seller will pay GM a fixed license fee (the “License Fee”) based on each EPC subscription (license) sold by Seller to GM Dealers as follows (which License Fees shall be in lieu of amounts that would have been payable under the Catalog Data License Agreement):

Up to 27,000 seats	$* per seat per month
Over 27,000 seats	$* per seat per month

* CONFIDENTIAL TREATMENT REQUESTED

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2.6        NON-DEALER SUBSCRIBERS:

Seller will charge Non-Dealer Subscribers no more than $* per seat per month for the new EPC. License Fees will be paid monthly to GM by the Seller at a fixed License Fee of $* per seat per month. The limitation on fees that may be charged by Seller to Non-Dealer Users will be adjusted in the same manner as described above (Section 2.5.2) for GM Dealer pricing.

2.7        GM EMPLOYEE USERS:

GM employees will have unlimited use of EPC, and GM will be not be charged a fee for such use.

3.0    Payment Summary

3.1        License Fees will be paid based on amounts actually received by Seller for EPC subscriptions. If a GM Dealer or Non-Dealer Subscriber fails to pay Seller, Seller will not be obligated to pay the corresponding License Fee to GM (unless and until Seller collects the subscription/license fee from the GM Dealer). However, in the event the Seller waives its charges to a GM Dealer or Non-Dealer Subscriber, GM will have the right to be paid License Fees assuming in respect of such licenses granted to such EPC users. (Neither the failure of an EPC user to make required payments nor any special pricing described in this Exhibit are considered waivers of charges by Seller.)

When License Fee payments become due under this Exhibit (following the Acceptance Date), Seller shall provide GM with a monthly Payment Summary down to the subscriber (Dealer or authorized Non-Dealer Subscriber) level. Seller shall provide sufficient backup and reports as reasonably required by GM, including at a minimum, the following:

•	GM Dealers

o	Dealers with single seats

o	Dealers with multiple seats

•	Non-Dealer Subscribers

o	Non-Dealers with single seats

o	Non-Dealers with multiple seats

GM expects the License Fee Payment and the Payment Summary to be accurate. Seller will verify that License Fees paid will be accurate and reconciled to Services delivered to GM. Seller will explain and justify, as requested by GM, Seller’s License Fee Payments.

If GM suspects an error in a given monthly License Fee Payment and it is not satisfactorily explained and/or corrected by the date for the following License Fee Payment, the issue will be raised through the Issue, Escalation and Resolution Process described in SOW Attachment 21.0 (Governance Model).

GM reserves the right to request additional detail pursuant to the Change Control Procedures.

* CONFIDENTIAL TREATMENT REQUESTED

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3.2        Payment Schedule:

License Fees will be paid to GM on a monthly basis corresponding to fees payable to Seller by GM Dealers and Non-Dealer Subscribers for the EPC during the immediately preceding month. For each monthly period, the License Fee will be paid on the 20th of the next month. At the end of each calendar year, Seller and GM will reconcile License Fee payments to account for any difference in fees payable to Seller and fees actually received by Seller. In the event License Fees paid to GM for the year exceed the License Fees that should have been paid based on amounts actually received by Seller during the year, Seller will be entitled to recover the difference as a reduction of the next License Fee payment to be paid to GM or to be paid a refund of the difference if no further License Fee payments are to be paid under the Service Contract. Seller will provide a report showing in reasonable detail the calculation of any such difference.

Late fees of 1.5 % per month will be assessed for payments later than 10 days. Checks will be made payable to General Motors Corporation and sent with the subscription reports to:

Check should read:

General Motors Corporation

6200 Grand Pointe Dr.

Grand Blanc, MI 48439

Description for GMSPO Reference:

Subscription royalties

Contact: Pat Hull, Engineering

Acct. 8011-00100-15700-000-0110000

Remit to address:

GM-SPO

Penny Vickers, M/C 484-391-304

6200 Grand Pointe Dr.

Grand Blanc, MI 48439

4.0    Other Charges, Credits and Services

4.1        Start-Up and Transition Fees

All charges associated with planning for, and initiating performance of, the Services, including development of the Transition Plan set forth in the Statement of Work, are the responsibility of the Seller. GM is responsible for the cost of hosting the Web-based version of the EPC.

4.2        Taxes

GM is not responsible for any of Seller’s sales, use, service, excise or similar taxes that may be levied on the Products or Services provided. Taxes applicable to the Product or Services provided hereunder shall be the responsibility of the Seller (or its customers).

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4.3        Credits

Service Level Credits will be calculated and invoiced as defined in Exhibit 4 (Service Level Methodology).

4.4        Application Enhancements

Seller will provide 20 man-weeks of GMNA-specific application enhancements to the EPC free of charge annually. GM can accrue any un-used enhancement hours to subsequent years. ProQuest shall provide GM at least annually with a rate sheet for services in addition to the 20 man-weeks set forth above. If the parties agree to additional services, then such services shall be provided in accordance with the rate sheet.

4.5        Seller Responsibility for Hardware and Software used by Seller Personnel

Seller is responsible for the hardware, software and any other equipment used by Seller personnel (e.g., Desktop PCs, and PC purchases). GM is responsible for hosting infrastructure and all related hardware, software and other equipment used by GM personnel.

4.6        Software License and Transfer Fees

Seller shall assume financial responsibility for transfer fees, licenses, and any associated maintenance agreements for all Seller or Seller’s Third Party Software (except GM Software and GM hosting infrastructure), to the extent that these products are necessary to manage the Services delivery (e.g., help desk, application development, etc.).

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